UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2009
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     This Current Report on Form 8-K is being furnished to disclose the press release issued by Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), on July 21, 2009. The press release, which is furnished as Exhibit 99.1 hereto pursuant to Item 2.02 of
Form 8-K, announced the Company’s results of operations for the three and six months ended June 30, 2009.
     The press release furnished herewith as Exhibit 99.1 contains certain non-GAAP performance measures and ratios for the three and six months ended June 30, 2009. The non-GAAP performance measures and ratios presented exclude the impact of goodwill and core deposit intangibles associated with the Company’s acquisition of Mid-America Bancshares, Inc. and Cavalry Bancorp, Inc., which the Company acquired on November 30, 2007 and March 15, 2006, respectively.
     The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in the press release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.
     The Company believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies.
     The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance versus the comparable periods in 2008 and to internally prepared projections.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated July 21, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer
Date: July 22, 2009

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated July 21, 2009